Exhibit 99.1
Crescent Energy Reports First Quarter 2026 Results

Houston, May 4, 2026 – Crescent Energy Company (NYSE: CRGY) ("Crescent" or the "Company"), today announced financial and operating results for the first quarter of 2026. A supplemental slide deck can be found at www.crescentenergyco.com. The Company plans to host a conference call and webcast at 10 a.m. CT on Tuesday, May 5, 2026. Details can be found in this release.

First Quarter 2026 Highlights
–Delivered strong financial performance, exceeding expectations across all key metrics
–Generated $409 million of Operating Cash Flow and $192 million of Levered Free Cash Flow(1), supporting deleveraging and shareholder returns
–Delivered record production of 341 MBoe/d, driven by strong operational execution and improved cycle times
–Permian synergies ahead of plan, with ~$120 million captured to date, exceeding the original target
–Continued to improve capital efficiency gains, with lower costs and stronger returns across the Eagle Ford, Permian and Uinta
–Strengthened the balance sheet through refinancing, lowering interest expense by ~50 bps, extending maturities and maintaining ~$2.0 billion of liquidity
–Advanced Crescent Royalties with recent Eagle Ford bolt-ons and expanded disclosure, highlighting a high-margin cash flow stream with embedded upside

"Crescent delivered another strong quarter. We outperformed on production, generated meaningful free cash flow and made significant progress integrating our Permian assets," said Crescent CEO David Rockecharlie. "Our strategy remains consistent, and we believe Crescent has never been better positioned to deliver impressive performance and long-term value in the months and years ahead.”

First Quarter 2026 Financial and Operating Results
First quarter production averaged a record 341 MBoe/d (approximately 41% oil and 64% liquids), with 140 Mbo/d of oil production. The Company drilled 38 gross operated wells (29 in the Eagle Ford, 4 in the Permian and 5 in the Uinta), brought online 37 gross operated wells (26 in the Eagle Ford and 11 in the Permian) and incurred capital expenditures (excluding acquisitions) of $385 million during the quarter.

Crescent reported $419 million of net loss and $175 million of Adjusted Net Income(1) in the first quarter. The Company generated $690 million of Adjusted EBITDAX(1), $409 million of Operating Cash Flow and $192 million of Levered Free Cash Flow(1) for the period, supported by disciplined capital spending and strong operational execution.

Acquisitions and Divestitures
On February 25, 2026, Crescent announced two Eagle Ford minerals acquisitions for a total of approximately $355 million in cash, further strengthening Crescent's minerals portfolio with durable cash flow and increased exposure to world-class undeveloped resource in a core Crescent operating basin. The transactions closed in the first quarter of 2026.

Balance Sheet
In March 2026, Crescent executed a $690 million 2.75% convertible bond offering. Proceeds were used to call all of the then-outstanding $500 million principal amount of 9.25% notes due 2028, eliminating near-term maturities and reducing interest expense by refinancing with longer-dated, less expensive capital. Additionally, throughout the quarter, Crescent opportunistically repurchased approximately $40 million of 7.75% notes due 2029 through open market repurchases. As of March 31, 2026, the Company had approximately $2.0 billion of liquidity.

Shareholder Return
Crescent's long-standing return of capital strategy includes a fixed dividend and a share repurchase program and reflects the Company's "all-of-the-above" capital return framework. For the first quarter of 2026, the Company's Board of Directors (the "Board") approved a cash dividend of $0.12 per share. The first quarter dividend is payable on June 1, 2026, to shareholders of record as of the close of business on May 18, 2026. Any payment of future dividends is subject to Board approval and other factors.

As of March 31, 2026, our share repurchase program (the "Share Repurchase Program") has approximately $336 million of availability remaining. Repurchases of shares of the Company's common stock under the Share Repurchase Program may be made by the Company from time to time in the open market, in a privately negotiated transaction, through purchases made in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or by such other means as will comply with applicable state and federal securities laws. The timing of any such repurchases will depend on market conditions, contractual limitations and other considerations. The program may be extended, modified, suspended or discontinued at any time, and does not obligate the Company to repurchase any dollar amount or number of shares.

Conference Call Information
Crescent plans to host a conference call to discuss its first quarter of 2026 financial and operating results at 10 a.m. CT on Tuesday, May 5, 2026. Complete details are below. A webcast replay will be available on the website following the call.

Date: Tuesday, May 5, 2026
Time: 10 a.m. CT (11 a.m. ET)
Conference Dial-In: 877-407-0989 / 201-389-0921 (Domestic / International)
Webcast Link: www.crescentenergyco.com

About Crescent Energy Company
Crescent is a differentiated energy company committed to delivering value through a disciplined, returns-driven growth through acquisition strategy and consistent return of capital. Our long-life, balanced portfolio combines significant cash flow from stable production with deep, high-quality development inventory. Our activities are focused in the Eagle Ford, Permian and Uinta Basins, and we own minerals and royalty interests across premier U.S. oil and natural gas basins, primarily operated by large, well-capitalized companies, with a core focus in the Eagle Ford. For additional information, please visit www.crescentenergyco.com.

Cautionary Statement Regarding Forward-Looking Statements
The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Crescent expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding our ability to integrate operations or realize any anticipated operational or corporate synergies and other benefits of our acquisitions, including the acquisition of Vital Energy, Inc. (the "Permian Acquisition"); the risk that the Permian Acquisition may not be accretive, and may be dilutive, to Crescent’s earnings per share, which may negatively affect the market price of Crescent common stock; our ability to identify and select opportunities for additional acquisitions, dispositions and other strategic transactions; federal and state regulations and laws, including the One Big Beautiful Bill Act (the "OBBBA"), the Inflation Reduction Act of 2022 ("IRA 2022") and any impact thereon by the OBBBA, IRA 2022, taxes, tariffs and international trade, safety and the protection of the environment; general economic conditions, including the impact of inflation, elevated interest rates and associated changes in monetary policy; the impact of central bank policy actions and disruptions in the banking industry and capital markets; political and economic conditions and events in the U.S. and in foreign oil, natural gas and NGL producing countries, including embargoes, political and regulatory changes implemented by the Trump Administration, continued hostilities in the Middle East, including the Israel-Hamas conflict, and conflict with Iran, and other sustained military campaigns, the armed conflict in Ukraine and associated economic sanctions on Russia, conditions in South America, including most recently in Venezuela, Central America and China and acts of terrorism or sabotage; our ability to predict and manage the effects of actions of Organization of Petroleum Exporting Countries ("OPEC") and agreements to set and maintain production levels, including as a result of recent production cuts by OPEC, which may be exacerbated by the continued hostilities in the Middle East, including with Iran, and recent developments in Venezuela; and the severity and duration of public health crises and any resultant impact on governmental actions, commodity prices, supply and demand considerations, and storage capacity. Consequently, actual future results could differ materially from expectations. The Company assumes no duty to update or revise its respective forward-looking statements based on new information, future events or otherwise.

Financial Presentation
We have evaluated how we are organized and managed and have identified one reportable segment, which is our interests related to the exploration and production of crude oil, natural gas and NGLs from operated and non-operated wells. We consider our gathering, processing and marketing functions as ancillary to our oil and gas producing activities. Substantially all of our operations and assets are located onshore in the United States, and substantially all of our revenues are attributable to United States customers. We present certain operational results for CRF separately from the CEF operational results because we believe that it permits investors to better understand the performance of this aspect of our business.

Crescent Operational Summary

	For the three months ended
	March 31, 2026	March 31, 2025	December 31, 2025
Total Consolidated
Average daily net sales volumes:
Oil (MBbls/d)	140	102	106
Natural gas (MMcf/d)	743	655	668
NGLs (MBbls/d)	77	47	51
Total (MBoe/d)	341	258	268
Average realized prices, before effects of derivative settlements:
Oil ($/Bbl)	$71.00	$67.64	$57.01
Natural gas ($/Mcf)	2.37	3.18	2.97
NGLs ($/Bbl)	18.05	25.43	19.66
Total ($/Boe)	38.39	39.40	33.63
Average realized prices, after effects of derivative settlements:
Oil ($/Bbl)	$63.75	$67.17	$61.59
Natural gas ($/Mcf)	2.23	3.09	3.06
NGLs ($/Bbl)	18.05	25.13	19.81
Total ($/Boe)(2)	34.93	38.93	35.68
Expense (per Boe)
Operating expense	$14.00	$17.38	$16.52
Depreciation, depletion and amortization	11.55	12.17	11.71
General and administrative expense	2.05	2.45	8.78
Non-GAAP and other expense (per Boe)
Adjusted operating expense, excluding production and other taxes(1)(3)	$11.98	$13.25	$13.10
Production and other taxes	1.82	2.60	1.97
Adjusted Recurring Cash G&A(1)	1.04	1.38	1.53

	For the three months ended
	March 31, 2026	March 31, 2025	December 31, 2025
Working interest
Average daily net sales volumes:
Oil (MBbls/d)	136	100	103
Natural gas (MMcf/d)	712	639	643
NGLs (MBbls/d)	75	46	50
Total (MBoe/d)	330	252	260
Average realized prices, before effects of derivative settlements:
Oil ($/Bbl)	$70.91	$67.58	$56.76
Natural gas ($/Mcf)	2.26	3.16	2.96
NGLs ($/Bbl)	17.93	25.38	19.60
Total ($/Boe)	38.18	39.36	33.58
Average realized prices, after effects of derivative settlements:
Oil ($/Bbl)	$63.72	$67.10	$61.45
Natural gas ($/Mcf)	2.14	3.07	3.05
NGLs ($/Bbl)	17.92	25.07	19.74
Total ($/Boe)	34.95	38.88	35.68
Expense (per Boe)
Operating expense	$14.32	$17.60	$16.83

	For the three months ended
	March 31, 2026	March 31, 2025	December 31, 2025
Minerals and royalties
Average daily net sales volumes:
Oil (MBbls/d)	4	2	3
Natural gas (MMcf/d)	30	16	24
NGLs (MBbls/d)	2	1	1
Total (MBoe/d)	11	6	8
Average realized prices, before effects of derivative settlements:
Oil ($/Bbl)	$74.10	$70.38	$67.18
Natural gas ($/Mcf)	4.89	3.96	3.22
NGLs ($/Bbl)	22.95	27.32	22.25
Total ($/Boe)	44.57	41.02	35.49
Average realized prices, after effects of derivative settlements:
Oil ($/Bbl)	$65.02	$70.38	$67.23
Natural gas ($/Mcf)	4.40	3.96	3.26
NGLs ($/Bbl)	22.95	27.32	22.25
Total ($/Boe)	39.90	41.02	35.65
Expense (per Boe)
Operating expense	$4.23	$8.10	$6.22

Crescent Condensed Consolidated Statements of Operations

(Unaudited)
	Three Months Ended March 31,
(in thousands, except per share data)	2026	2025
Revenues:
Oil	$893,320	$619,658
Natural gas	158,365	187,440
Natural gas liquids	125,107	107,575
Midstream and other	6,038	35,499
Total revenues	1,182,830	950,172
Expenses:
Lease and asset operating expense	234,156	192,005
Workover expense	30,340	16,022
Gathering, processing and transportation	102,075	105,287
Production and other taxes	55,699	60,381
Depreciation, depletion and amortization	354,125	282,573
Impairment of oil and natural gas properties	—	45,647
Exploration expense	6,519	306
Midstream and other operating expense	6,746	29,816
General and administrative expense	62,800	56,770
(Gain) loss on sale of assets	2,878	(10,862)
Total expenses	855,338	777,945
Income (loss) from operations	327,492	172,227
Other income (expense):
Gain (loss) on derivatives	(706,591)	(91,028)
Interest expense	(104,574)	(73,182)
Loss from extinguishment of debt	(17,397)	—
Other income (expense)	(327)	115
Income (loss) from equity affiliates	(51)	392
Total other income (expense)	(828,940)	(163,703)
Income (loss) before taxes	(501,448)	8,524
Income tax benefit (expense)	82,272	(2,613)
Net income (loss)	(419,176)	5,911
Less: net (income) loss attributable to noncontrolling interests	(671)	(1,989)
Less: net (income) loss attributable to redeemable noncontrolling interests	—	(6,072)
Net income (loss) attributable to Crescent	$(419,847)	$(2,150)
Net income (loss) per share:
Class A common stock – basic	$(1.28)	$(0.01)
Class A common stock – diluted	$(1.28)	$(0.01)
Class B common stock – basic and diluted	$—	$—
Weighted average shares outstanding:
Class A common stock – basic	328,273	191,294
Class A common stock – diluted	328,273	191,294
Class B common stock – basic and diluted	—	65,260

Crescent Condensed Consolidated Balance Sheets
(Unaudited)
	March 31, 2026	December 31, 2025
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$9,775	$10,157
Restricted cash	5,428	725,702
Accounts receivable, net	786,465	738,333
Accounts receivable – affiliates	1,457	4,501
Derivative assets – current	11,525	322,784
Prepaid expenses	51,458	46,309
Other current assets	30,316	13,271
Total current assets	896,424	1,861,057
Property, plant and equipment:
Oil and natural gas properties at cost, successful efforts method
Proved	13,833,356	13,264,097
Unproved	572,530	413,444
Oil and natural gas properties at cost, successful efforts method	14,405,886	13,677,541
Field and other property and equipment, at cost	172,744	157,031
Total property, plant and equipment	14,578,630	13,834,572
Less: accumulated depreciation, depletion, amortization and impairment	(3,899,343)	(3,558,601)
Property, plant and equipment, net	10,679,287	10,275,971
Derivative assets – noncurrent	15,550	2,829
Investments in equity affiliates	9,042	8,146
Deferred tax asset	233,973	143,706
Other assets	163,968	151,498
TOTAL ASSETS	$11,998,244	$12,443,207

Crescent Condensed Consolidated Balance Sheets
(Unaudited)
	March 31, 2026	December 31, 2025
	(in thousands, except share data)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,090,434	$1,121,678
Accounts payable – affiliates	21,674	46,279
Derivative liabilities – current	314,603	—
Financing lease obligations – current	4,579	4,860
Other current liabilities	137,228	86,603
Total current liabilities	1,568,518	1,259,420
Long-term debt	5,237,734	5,524,128
Derivative liabilities – noncurrent	42,684	13,421
Asset retirement obligations	378,790	383,057
Deferred tax liability	6,658	11,671
Financing lease obligations – noncurrent	2,345	3,228
Other liabilities	75,068	82,847
Total liabilities	7,311,797	7,277,772
Commitments and contingencies
Equity:
Class A common stock, $0.0001 par value; 1,000,000,000 shares authorized, 337,074,231 and 334,979,293 shares issued, 329,994,544 and 327,900,272 shares outstanding March 31, 2026 and December 31, 2025, respectively.	33	33
Class B common stock, $0.0001 par value; 500,000,000 shares authorized as of March 31, 2026 and December 31, 2025.	—	—
Preferred stock, $0.0001 par value; 500,000,000 shares authorized and 1,000 Series I preferred shares issued and outstanding as of March 31, 2026 and December 31, 2025.	—	—
Treasury stock, at cost; 7,079,687 and 7,079,021 shares of Class A common stock as of March 31, 2026 and December 31, 2025, respectively.	(71,062)	(71,054)
Additional paid-in capital	5,169,881	5,228,928
Retained earnings (accumulated deficit)	(419,847)	—
Noncontrolling interests	7,442	7,528
Total equity	4,686,447	5,165,435
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$11,998,244	$12,443,207

Crescent Condensed Consolidated Statements of Cash Flows

(Unaudited)
	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:	(in thousands)
Net income (loss)	$(419,176)	$5,911
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion and amortization	354,125	282,573
Impairment expense	—	45,647
Deferred tax expense (benefit)	(82,888)	(8,200)
(Gain) loss on derivatives	706,591	91,028
Net cash (paid) received on settlement of derivatives	(105,972)	(10,798)
Non-cash equity-based compensation expense	23,429	26,225
Amortization of debt issuance costs, premium and discount	3,986	3,753
Loss from debt extinguishment	17,397	—
(Gain) loss on sale of oil and natural gas properties	2,878	(10,862)
Settlement of acquired derivative contracts	60,563	17,888
Other	(9,475)	(10,750)
Changes in operating assets and liabilities	(142,267)	(95,301)
Net cash provided by operating activities	409,191	337,114
Cash flows from investing activities:
Development of oil and natural gas properties	(320,402)	(199,199)
Acquisitions of oil and natural gas properties, net of cash acquired	(351,818)	(864,674)
Proceeds from the sale of oil and natural gas properties	1,228	6,931
Purchases of restricted investment securities – HTM	(7,248)	(1,781)
Maturities of restricted investment securities – HTM	7,264	1,800
Other	(10,683)	—
Net cash used in investing activities	(681,659)	(1,056,923)
Cash flows from financing activities:
Proceeds from the issuance of Senior Notes, after premium, discount and underwriting fees	671,025	—
2031 Convertible Notes capped call	(56,649)	—
Repurchase of Senior Notes, including extinguishment costs	(551,258)	—
Revolving Credit Facility borrowings	1,204,000	1,079,500
Revolving Credit Facility repayments	(1,976,648)	(533,000)
CRF Credit Facility borrowings	230,000	—
Proceeds from issuance of CRF Term Loan	135,000	—
Repayments of CRF Term Loan	(15,500)	—
Payment of debt issuance costs	(6,391)	(1,142)
Settlement of Ridgemar contingent earn-out consideration	(9,509)	—
Dividends	(39,348)	(23,457)
Distributions to redeemable noncontrolling interests	—	(12,180)
Repurchase of noncontrolling interest	(32,196)	—
Noncontrolling interest distributions	(757)	(1,756)
Cash paid for treasury stock acquired for equity-based compensation tax withholding	(8)	—
Repurchases of Class A common stock	—	(5,312)
Net cash provided by (used in) financing activities	(448,239)	502,653
Net change in cash, cash equivalents and restricted cash	(720,707)	(217,156)
Cash, cash equivalents and restricted cash, beginning of period	753,310	240,908
Cash, cash equivalents and restricted cash, end of period	$32,603	$23,752

Reconciliation of Non-GAAP Measures
This release includes financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP"). These non-GAAP measures include Adjusted EBITDAX, Levered Free Cash Flow, Adjusted Net Income, Adjusted Recurring Cash G&A and Net LTM Leverage. These supplemental non-GAAP performance measures are used by Crescent’s management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. These non-GAAP measures should be read in conjunction with the information contained in Crescent’s audited combined and consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDAX and Levered Free Cash Flow
We define Adjusted EBITDAX as net income (loss) before interest expense, loss from extinguishment of debt, income tax expense (benefit), depreciation, depletion and amortization, exploration expense, non-cash gain (loss) on derivatives, impairment expense, equity-based compensation, (gain) loss on sale of assets, other (income) expense and transaction and nonrecurring expenses. Additionally, we further subtract certain redeemable noncontrolling interest distributions made by OpCo and settlement of acquired derivative contracts. We included certain redeemable noncontrolling interest distributions made by OpCo to reflect Manager Compensation as if 100% of OpCo were owned and managed by the Company, to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo's ownership under management. After giving effect to the Corporate Simplification, the Company owns 100% of outstanding OpCo Units and no longer makes distributions to the holders of redeemable noncontrolling interests in OpCo.

Adjusted EBITDAX is not a measure of performance as determined by GAAP. We believe Adjusted EBITDAX is a useful performance measure because it allows for an effective evaluation of our operating performance when compared against our peers, without regard to our financing methods, corporate form or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or nonrecurring items. Our computations of Adjusted EBITDAX may not be identical to other similarly titled measures of other companies. In addition, our revolving credit facility (the "Revolving Credit Facility") and our outstanding senior notes (collectively, the "Senior Notes") include a calculation of Adjusted EBITDAX for purposes of covenant compliance.

We define Levered Free Cash Flow as Adjusted EBITDAX less interest expense, excluding non-cash amortization of deferred financing costs, discounts and premiums, loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts and premiums, current income tax benefit (expense), tax-related redeemable noncontrolling interest distributions made by OpCo and development of oil and natural gas properties. Levered Free Cash Flow does not take into account amounts incurred on acquisitions.

Levered Free Cash Flow is not a measure of liquidity as determined by GAAP. Levered Free Cash Flow is a supplemental non-GAAP liquidity measure that is used by our management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Levered Free Cash Flow is a useful liquidity measure because it allows for an effective evaluation of our operating and financial performance and the ability of our operations to generate cash flow that is available to reduce leverage or distribute to our equity holders. Levered Free Cash Flow should not be considered as an alternative to, or more meaningful than, Net cash flow provided by operating activities as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure, or as an indicator of actual liquidity, operating performance or investing activities. Our computations of Levered Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDAX (non-GAAP) and Levered Free Cash Flow (non-GAAP) to net income (loss) and Levered Free Cash Flow (non-GAAP) to Net cash provided by operating activities, the most directly comparable financial measure, respectively, calculated in accordance with GAAP:

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Net income (loss)	$(419,176)	$5,911
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense	104,574	73,182
Loss from extinguishment of debt	17,397	—
Income tax expense (benefit)	(82,272)	2,613
Depreciation, depletion and amortization	354,125	282,573
Exploration expense	6,519	306
Non-cash (gain) loss on derivatives	600,619	80,230
Impairment expense	—	45,647
Non-cash equity-based compensation expense	23,429	26,225
Gain on sale of assets	2,878	(10,862)
Other (income) expense	327	(115)
Certain RNCI Distributions made by OpCo	—	(4,242)
Transaction and nonrecurring expenses(4)	20,748	10,099
Settlement of acquired derivative contracts(5)	60,563	17,888
Adjusted EBITDAX (non-GAAP)	$689,731	$529,455
Working interest and other Adjusted EBITDAX	$655,527	$511,387
Minerals and royalties Adjusted EBITDAX	$34,204	$18,068
Adjustments to reconcile to Levered Free Cash Flow:
Interest expense, excluding non-cash amortization of deferred financing costs, discounts and premiums	(100,588)	(69,429)
Loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts and premiums	(11,963)	—
Current income tax benefit (expense)	(617)	(10,813)
Tax-related RNCI Distributions made by OpCo	—	(95)
Development of oil and natural gas properties	(384,724)	(207,542)
Levered Free Cash Flow (non-GAAP)	$191,839	$241,576
Working interest and other Levered Free Cash Flow	$160,033	$223,508
Minerals and royalties Levered Free Cash Flow	$31,806	$18,068

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Net cash provided by operating activities	$409,191	$337,114
Changes in operating assets and liabilities	142,267	95,301
Certain RNCI Distributions made by OpCo	—	(4,242)
Tax-related RNCI Distributions made by OpCo	—	(95)
Transaction and nonrecurring expenses(4)	20,748	10,099
Loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, and premiums	(11,963)	—
Exploration expense	6,519	306
Other adjustments and operating activities	9,801	10,635
Development of oil and natural gas properties	(384,724)	(207,542)
Levered Free Cash Flow (non-GAAP)	$191,839	$241,576

Adjusted Net Income
Crescent defines Adjusted Net Income as net income (loss), adjusted for certain items. Management believes that Adjusted Net Income is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas companies. Adjusted Net Income is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income as an indicator of financial performance. The GAAP measure most directly comparable to Adjusted Net Income is net income (loss).

The following table presents a reconciliation of Adjusted Net Income (non-GAAP) to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Net income (loss)	$(419,176)	$5,911
Unrealized (gain) loss on derivatives	600,619	80,230
Non-cash equity-based compensation expense	23,429	26,225
(Gain) loss on sale of assets	2,878	(10,862)
Certain RNCI Distributions made by OpCo	—	(4,337)
Transaction and nonrecurring expenses	20,748	10,099
Settlement of acquired derivative contracts	60,563	17,888
Impairment expense	—	45,647
Loss from extinguishment of debt	17,397	—
Income tax (benefit) expense	(82,272)	2,613
Provision for Income Taxes on Adjusted Net Income(6)	(48,695)	(28,033)
Adjusted Net Income (non-GAAP)	$175,491	$145,381
Adjusted EPS	$0.53	$0.57

Net LTM Leverage
Crescent defines Net LTM Leverage as the ratio of consolidated total debt to consolidated Adjusted EBITDAX as calculated under the credit agreement (the "Credit Agreement") governing the Revolving Credit Facility. Management believes Net LTM Leverage is a useful measurement because it takes into account the impact of acquisitions. For purposes of the Credit Agreement, (i) consolidated total debt is calculated as total principal amount of Senior Notes, net of unamortized discount, premium and issuance costs, plus borrowings on our Revolving Credit Facility and unreimbursed drawings under letters of credit, less cash and cash equivalents and (ii) consolidated Adjusted EBITDAX includes certain adjustments to account for EBITDAX contributions associated with acquisitions the Company has closed within the last twelve months. Adjusted EBITDAX is a non-GAAP financial measure.

	March 31, 2026
	Total consolidated	Working interest (CEF)	Minerals and royalties (CRF)
	(in millions)
Total debt(7)(8)	$5,238	$4,220	$348
Less: cash and cash equivalents	(10)	(4)	(5)
Net Debt	$5,228	$4,216	$343

LTM Adjusted EBITDAX for Leverage Ratio	$3,159	$2,981	$177

Net LTM Leverage	1.7x	1.4x	1.9x

Non-GAAP Measures Related to Up-C Structure
Adjusted Recurring Cash G&A
Crescent defines Adjusted Recurring Cash G&A as general and administrative expense, excluding equity-based compensation and transaction and nonrecurring expenses, and including cash distributions initiated by Manager Compensation. We included "Certain RNCI distributions made by OpCo" to reflect Manager Compensation as if 100% of OpCo were owned and managed by the Company, to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo's ownership under management. Management believes Adjusted Recurring Cash G&A is a useful performance measure because it excludes transaction and nonrecurring expenses and equity-based compensation and includes Manager Compensation as if 100% of OpCo were owned and managed by the Company to reflect consistent measures not impacted by the amount of OpCo's ownership under management, facilitating the ability for investors to compare Crescent's cash G&A expense against peer companies. After giving effect to the Corporate Simplification, the Company owns 100% of outstanding OpCo Units and no longer makes distributions to the holders of redeemable noncontrolling interests in OpCo. As discussed elsewhere, these adjustments are made to Adjusted EBITDAX and Levered Free Cash Flow for historical periods.

	Three Months Ended March 31,
	2026	2025
	(in thousands)
General and administrative expense	$62,800	$56,770
Less: Non-cash equity-based compensation expense	(23,429)	(26,225)
Less: transaction and nonrecurring expenses (G&A)(9)	(7,428)	(2,320)
Plus: Certain RNCI Distributions made by OpCo	—	4,242
Adjusted Recurring Cash G&A	$31,943	$32,467

Adjusted Dividends Paid
Crescent defines Adjusted Dividends Paid as Dividend to Class A Common Stock plus Cash RNCI Distributions initiated by Class A common stock dividend. Management believes Adjusted Dividends Paid is a useful performance measure because it reflects the full amount of cash distributed for dividends that is otherwise classified as distributions to redeemable noncontrolling interests, facilitating the ability for investors to compare Crescent’s dividends paid against peer companies.

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Dividend to Class A common stock	$39,348	$23,457
Plus: Cash RNCI Distributions initiated by Class A common stock dividend	—	7,560
Adjusted Dividends Paid	$39,348	$31,017

(1)Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Measures” above for discussion and reconciliations of such measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.
(2)The realized price presented above does not include $60.6 million and $17.9 million received from the settlement of acquired oil, gas and natural gas liquids (NGL) derivative contracts for the three months ended March 31, 2026, and March 31, 2025, respectively. Total average realized prices, after effects of derivatives settlements, would have been $36.91 and $39.70/Boe for the three months ended March 31, 2026, and March 31, 2025, respectively.
(3)Adjusted operating expense excluding production and other taxes includes lease and asset operating expense, workover expense, gathering, processing and transportation and midstream and other revenue net of expense.
(4)Transaction and nonrecurring expenses of $20.7 million for the three months ended March 31, 2026, were primarily related to earnout payments in connection with the Company's acquisition of certain Eagle Ford assets in January 2025 (the "January 2025 Eagle Ford Acquisition", the Permian Acquisition transaction costs, capital markets transactions and restructuring costs. Transaction and nonrecurring expenses of $10.1 million for the three months ended March 31, 2025, were primarily related to the January 2025 Eagle Ford Acquisition transaction costs, divestitures and restructuring costs.
(5)Represents the settlement of certain oil, gas and NGL commodity derivative contracts acquired in connection with the Company's acquisition of certain Eagle Ford assets in July 2024 and the Permian Acquisition.
(6)Income taxes on Adjusted Net Income (non-GAAP) represent the amount of income tax expense we would have incurred after giving effect to the items impacting Adjusted Net Income. This tax provision is presented as a separate line item in the calculation of Adjusted Net Income to align the tax expense with the period’s adjusted earnings measure.
(7)Includes $62.6 million, $41.1 million and $1.8 million of unamortized discount, premium and issuance costs for total consolidated, CEF and CRF, respectively.
(8)Total consolidated debt includes CEF, CRF and corporate-level items (including the 2.75% convertible notes due 2031) and does not equal the sum of CEF and CRF.
(9)Transaction and nonrecurring expenses (G&A) of $7.4 million for the three months ended March 31, 2026, were primarily related to the Permian Acquisition transaction costs, capital markets transactions and restructuring costs. Transaction and nonrecurring expenses of

$2.3 million for the three months ended March 31, 2025, were primarily related to the January 2025 Eagle Ford Acquisition transaction costs, divestitures and restructuring costs.

Company Contact
For additional information, please reach out to IR@crescentenergyco.com.